Exhibit 10.5


                        EXHIBIT A

                DIRECTOR STOCK OPTION AGREEMENT


This Stock Option Agreement (the "Agreement"), made this ____ day of _______, ____, by and between Lab Holdings, Inc. ("LHI") and ____________ ______________________ (the "Grantee") evidences the grant, by LHI, of a Stock Option (the "Option") to the Grantee effective on __________, ____, (the "Date of Grant") and the Grantee's acceptance of the Option in accordance with the provisions of the Lab Holdings, Inc. 1997 Directors' Stock Option Plan (the "Plan"). LHI and the Grantee agree as follows:

1. Shares Optioned and Option Price. The Grantee shall have an option to purchase ________ shares of LHI common stock, par value $1.00 per share, for $_________ per share, subject to the terms and conditions of this Agreement and of the Plan, the provisions of which are hereby incorporated herein by reference. The shares subject to the Option are not, nor are they intended to be, Incentive Stock Option (ISO) shares as described in section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting. Except as otherwise provided in section 3 below or in the Plan, this Option shall be deemed vested with respect to the number of shares described in section 1 as follows: (a) the right to purchase one-third of the number of shares described in section 1 shall first be vested on the first anniversary of the Date of Grant,
(b) the right to purchase one-half of the remaining number of unvested shares shall first be vested on the second anniversary of the Date of Grant, and (c) the right to purchase the balance of the unvested shares shall first be vested on the third anniversary of the Date of Grant. Notwithstanding the foregoing provisions of this section 2, if the Grantee's term as a Director of LHI terminates on account of his death, the Option shall be deemed vested as to all shares described in section 1 hereof as of the date of death.

3. Exercise Period. Except as otherwise provided in the Plan, the Option may be exercised from time to time with respect to all or any number of the then vested but unexercised shares on any regular business day of LHI at its then executive offices, until the earliest to occur of the following dates:
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(a)     the tenth anniversary of the Date of Grant;

     (b) subject to subsection (c) next below, the date which is ninety (90) days after the date the Grantee's term as a Director of LHI terminates, except that such date shall be the date which is twelve (12) months after the Grantee's death, if death occurs while the Grantee is a Director of LHI or within ninety
(90) days thereafter; provided however, if the term of a director does not continue due to the terms of any plan or arrangement involving any merger, consolidation or other event specified in Section 6.8, 6.9 or 6.10 of the Plan or if the director is not elected to continue in office for three years following such an event or is removed without cause from such office within three years following such an event, then all options that are exercisable at the time of such event or that become exercisable due to such event shall not expire until the earlier of (a) twelve months following the date of death of the director or (b) the end of the original term of the option regardless of the date of termination of an Option holder's term as a Director.


provided, however, that if the Option is exercised after the Grantee's term as a Director has terminated for any reason, it may be exercised only to the extent vested on the date such term as a Director terminated.


4.      Exercise.

(a)     During the period that the Option is
exercisable, it may be exercised in full or in part by the Grantee or his guardian, assignee or legal representative, and, in the event of the Grantee's death, by the person or persons to whom the Option was transferred by assignment, will or the laws of descent and distribution, by delivering or mailing written notice of the exercise to the Secretary of LHI. The written notice shall be signed by the person entitled to exercise the Option and shall specify the address and Social Security number of such person. If any person other than the Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to the Secretary of LHI, of that entitlement.

(b) Subject to the provisions of subsection (c) hereof, the written notice shall be accompanied by full payment of the exercise price for the shares as to which the Option is exercised either (i) in cash or cash equivalents, (ii) in shares of LHI common stock evidenced by certificates either endorsed or with stock powers attached transferring ownership to LHI, with an aggregate Fair Market Value (as defined in the Plan) equal to said exercise price on the date the written notice is received by the Secretary, or (iii) in any combination of cash or cash equivalents and such shares; provided that any shares of LHI common stock tendered in payment of all or any part of the exercise price must, if they are shares acquired by the Grantee through an exercise of the Option, have been owned for more than six (6) months prior to the subject Option exercise.

(c) In lieu of payment of the exercise price by way of delivery of certificate(s) evidencing shares of LHI common stock, the Grantee may furnish a notarized statement reciting the number of shares being purchased under the Option and the number of LHI shares owned by the Grantee which could be freely delivered as payment;
provided that if the certificate refers to any shares acquired through an exercise of the Option, then such shares must have been owned for more than six (6) months prior to the subject Option exercise in order to be considered eligible to be freely delivered as payment. If the Grantee furnishes such a statement in payment of the exercise price, he will be issued a certificate for new shares representing the number of shares as to which the Option is exercised, less the number of shares described in the notarized statement as constituting payment under the Option.

(d) In the event the Grantee pays the Option exercise price by delivery of a notarized statement of ownership, as described in subsection (c) next above, the number of shares remaining subject to the Option shall be reduced not only by the number of new shares issued upon exercise of the Option but also by the number of previously owned shares listed on the notarized statement of ownership and deemed to be surrendered as payment of the exercise price.

(e)     The written notice of exercise will be
effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments respecting payment of the exercise price) is received by the Secretary of LHI at its then executive offices during regular business hours.

5. Transfer of Shares; Tax Withholding. As soon as practicable after receipt of an effective written notice of exercise and full payment of the exercise price as provided in section 4 above, the Secretary of LHI shall cause ownership of the appropriate number of shares of LHI common stock to be transferred to the person or persons exercising the Option by having a certificate or certificates for such number of shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Each such certificate shall bear a legend describing the restrictions imposed by securities laws, as described in section 7 below, to the extent applicable. Notwithstanding the foregoing, if LHI or a Subsidiary requires reimbursement of any tax required by law to be withheld with respect to shares of LHI common stock, the Secretary shall not transfer ownership of shares until the required payment is made; provided that in lieu of payment in cash of the taxes required by law to be withheld, the Grantee may pay such taxes by surrendering his right to exercise a portion of the Option equal in value to the amount of said taxes; the Grantee would then receive a certificate for the number of shares otherwise issuable pursuant to the Grantee's exercise of the Option, reduced by a number of shares with an aggregate Fair Market Value equal to the amount of said taxes, which latter number of shares would be deemed purchased pursuant to the exercise of the Option and, thus, no longer available under the Plan.

6. Binding Effect. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Grantee.

7. Requirements of Law. This Option may not be exercised if the issuance of shares of LHI common stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Grantee, as a condition to his exercise of this Option, shall represent to LHI that the shares of LHI common stock to be acquired by exercise of this Option are being acquired for investment and not with a present view to distribution or resale, unless counsel for LHI is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

IN WITNESS WHEREOF, LHI, by its duly authorized officer, and the Grantee have signed this Agreement as of the date first above written.

LAB HOLDINGS, INC.

By:___________________________

______________________________
Grantee

The Grantee acknowledges receipt of copies of the Plan and the Prospectus, dated ________________________, respecting the Plan. The Grantee represents that (s)he is familiar with the terms and provisions of the Plan and such Prospectus. The Grantee hereby accepts this Option subject to all the terms and provisions of the Plan, including but not limited to Section 6 ("Terms and Conditions") and
Section 7 ("Adjustments in Event of Changes in
Capitalization") thereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors respecting any questions arising under the Plan.


Date: ________________


Grantee